UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 1, 2017

2U, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE

(STATE OF INCORPORATION)

001-36376	26-2335939
(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

7900 Harkins Road
Lanham, MD	20706
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(301) 892-4350

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                                           Entry into a Material Definitive Agreement

On May 1, 2017, 2U, Inc. (the “Company”), agreed to acquire Get Educated International Proprietary Limited, a private company duly incorporated in South Africa (“GetSmarter”) pursuant to a Share Sale Agreement (the “Share Sale Agreement”), by and among a wholly owned subsidiary of the Company (“2U South Africa”), GetSmarter, the shareholders of GetSmarter (the “Sellers”) and Samuel Edward Paddock, as the Sellers’ Representative.

Pursuant to the Share Sale Agreement, 2U South Africa will acquire all of the outstanding equity interests of GetSmarter(the “Acquisition”) for approximately $103 million in cash (the “Purchase Price”), plus a potential earn out payment of up to $20 million, subject to the achievement of certain financial milestones in calendar years 2017 and 2018. Following the completion of the Acquisition, GetSmarter will be a wholly owned subsidiary of 2U South Africa. The Purchase Price is subject to certain purchase price adjustments for cash, indebtedness, transaction expenses and other matters.

Each of GetSmarter and the Sellers have made customary representations and warranties and covenants in the Share Sale Agreement and certain of the Sellers have agreed to indemnify 2U South Africa and the Company with respect to breaches of representations and warranties of GetSmarter and the Sellers, pre-closing taxes and certain other matters, in each case, subject to limitations.  Certain of the Sellers have agreed to customary non-competition and non-solicitation obligations following closing of the Acquisition.

The Acquisition is subject to customary closing conditions, including certain regulatory approvals and third party consents, absence of any order or laws prohibiting completion of the Acquisition, the absence of a material adverse effect on GetSmarter and the accuracy of each party’s representations and warranties (subject to certain qualifications), and each party’s material compliance with their respective covenants and agreements contained in the Share Sale Agreement.

The Acquisition is expected to close during the third quarter of 2017.

Under the terms of the Share Sale Agreement, the Company has agreed to issue restricted stock unit awards over the shares of common stock, par value $0.001 per share, of the Company to certain employees and officers of GetSmarter.  The awards will be subject to the 2014 2U, Inc. Equity Incentive Plan and will vest over either a two or four year period following closing of the Acquisition.

The foregoing summary of the Share Sale Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Share Sale Agreement. The Company currently expects to file a copy of the Share Sale Agreement as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017.

Item 7.01                                           Regulation FD Disclosure

On May 2, 2017, the Company made available an Investor Presentation on the “Investors” section of the Company’s website located at http://investor.2u.com/index.cfm. A copy of the Investor Presentation is attached hereto as Exhibit 99.1 and is incorporated by reference solely for purposes of this Item 7.01 disclosure. In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the Investor Presentation is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended. The information set forth in Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 8.01                                           Other Events

On May 2, 2017, the Company issued a press related in connection with the Acquisition. The press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit Number	Exhibit Description
99.1*	Investor Presentation, dated May 2, 2017
99.2	Press Release of 2U, Inc., issued on May 2, 2017

*                                         The exhibit relating to Item 7.01 is intended to be furnished to, and not filed with, the SEC pursuant to Regulation FD.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

2U, INC.

By:	/s/ Christopher J. Paucek
Name:	Christopher J. Paucek
Title:	Chief Executive Officer

Date: May 2, 2017

EXHIBIT INDEX

Exhibit Number	Exhibit Description
99.1*	Investor Presentation, dated May 2, 2017
99.2	Press Release of 2U, Inc., issued on May 2, 2017

*                                         The exhibit relating to Item 7.01 is intended to be furnished to, and not filed with, the SEC pursuant to Regulation FD.